EXHIBIT 10.20

THE PMI GROUP, INC.

NON-EMPLOYEE DIRECTOR PHANTOM STOCK PLAN

(Effective January 15, 2009)

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THE PMI GROUP, INC.

NON-EMPLOYEE DIRECTOR PHANTOM STOCK PLAN

(Effective January 15, 2009)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date The Plan provides for the grant of Phantom Stock to Non-employee Directors. The Plan is effective as of January 15, 2009.

1.2 Purpose of the Plan The Plan is intended to attract, motivate, and retain outstanding and highly talented directors of the Company who are employees of neither the Company nor of any Affiliate.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Phantom Stock.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized Committee of the Board of Directors.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto.

2.9 “Director” means any individual who is a member of the Board of Directors of the Company.

2.10 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 “Equity Plan” means the Company’s Amended and Restated Equity Incentive Plan, as amended from time to time.

2.13 “Fair Market Value” means the closing price per Share on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing price per Share on the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.14 “Fiscal Year” means the fiscal year of the Company.

2.15 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.16 “Non-employee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.17 “Participant” means a Non-employee Director who has an outstanding Award.

2.18 “Phantom Stock” means an Award granted to a Participant pursuant to Section 5.

2.19 “Plan” means The PMI Group, Inc. Non-employee Director Phantom Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.20 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.21 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.22 “Shares” means the shares of common stock of the Company.

SECTION 3

ADMINISTRATION

3.1 The Committee  The Plan shall be administered by the Committee. The Committee shall consist of no fewer than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are “non-employee directors” under Rule 16b-3. Unless and until otherwise determined by the Board, the Governance and Nominating Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) interpret the Plan and the Awards, (b) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Non-employee Directors who are foreign nationals or employed outside of the United States, (c) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (d) interpret, amend or revoke any such rules and (e) amend the terms of any Award, including, but not limited to, the power to accelerate the vesting of Awards.

3.3 Delegation by the Committee  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way that would jeopardize the Plan’s qualification under Rule 16b-3.

3.4 Eligibility to Participate  No member of the Committee who is also a Non-employee Director shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to her or her own rights or Awards under the Plan.

3.5 Decisions Binding  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares  Subject to adjustment as provided in Section 4.2, the total number of shares of Phantom Stock available for grant under the Plan shall not exceed 2,000,000.

4.2 Adjustments in Awards and Authorized Shares  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company that affects the Shares, then the Committee shall, in such manner as it may deem equitable, adjust the number of shares of Phantom Stock that may be delivered under the Plan, and the outstanding Awards, as determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 5

PHANTOM STOCK

5.1 Grant of Phantom Stock  On the first business day on or after January 15, April 15, July 15, and October 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted a number of shares of Phantom Stock equal to the result of the “Grant

Amount” divided by the Fair Market Value of a Share on the Grant Date. On any Grant Date, the Grant Amount will equal the sum of (a) $8,500, plus (b) the dollar value of any shortfall below $4,000 in the initial value of “Stock Units” (as defined in the Equity Plan) to be granted to the Non-employee Director under the Equity Plan on that date.

5.2 Terms of Phantom Stock Award Agreement. Each Award granted pursuant to this Section 5 shall be evidenced by an Award Agreement (satisfactory to the Committee) that shall contain such terms and conditions as the Committee, in its sole discretion, shall determine.

5.2.2 Vesting. Each Award granted pursuant to this Section 5 shall vest upon the first to occur of the following events:

(a) The expiration of five (5) years from the Grant Date; or

(b) Cessation of a Participant’s service as a Non-employee Director for any reason, including, but not limited to, death, Disability, retirement, resignation or non-reelection to the Board.

5.3 Value of Phantom Stock  On any date, each share of Phantom Stock shall have a value equal to the Fair Market Value of a Share on that date.

5.4 Form and Timing of Payment of Phantom Stock. Payment of vested Phantom Stock shall be made in cash and in a single lump sum as soon as practicable after vesting (but in no event more than two and one-half months after vesting).

5.5 Dividends and Other Distributions  Participants holding unvested shares of Phantom Stock shall be entitled to receive the cash equivalent of all dividends and other distributions paid with respect to Shares as determined by the Committee. Any such dividends or distributions shall be subject to the same restrictions on transferability and forfeitability, and form and timing of payment, as the Phantom Stock with respect to which they were deemed paid.

SECTION 6

MISCELLANEOUS

All amounts subject to Awards granted to a Participant under the Plan shall be paid from the general assets of the Company. The interest of the Participant in his or her Awards, including his or her right to cash settlement thereof, shall be an unsecured claim against the general assets of the Company. Nothing contained in the Plan shall give any Participant or beneficiary any interest in or claim against any specific assets of the Company.

6.1 No Enlargement of Rights Nothing in the Plan shall be held or construed to confer upon any individual any right to continue as a member of the Board of Directors.

6.2 Indemnification Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that he or she first shall give the Company an opportunity, at its own expense, to handle and defend the same and if the Company fails to do so, he or she then may undertake to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.3 Successors All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.4 Beneficiary Designations If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. If a Participant designates a person other than or in addition to his or her spouse as a primary beneficiary, the designation shall be ineffective unless the Participant’s spouse consents to the designation. Any spousal consent required under this Section shall be ineffective unless it (a) is set forth in writing in a form specified in the discretion of the Committee, (b) acknowledges the effect of the Participant’s designation of another person as his or her beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without spousal consent. Any spousal consent required under this Section shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her beneficiary designation at any time, provided that such revocation is in writing.

In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

6.5 Limited Transferability of Awards  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.4. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the

Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, and/or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

6.6 Withholding Requirements Prior to the payment of any cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, if any, required to be withheld with respect to such Award (or exercise thereof).

6.7 No Rights as Stockholder Except to the limited extent provided in Section 5.5, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Award.

SECTION 7

AMENDMENT, TERMINATION, AND DURATION

7.1 Amendment, Suspension, or Termination The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan The Plan shall be effective as of January 15, 2009, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect through January 15, 2019. No Awards may be granted under the Plan after January 15, 2019. However, the Plan shall remain in effect until all Awards granted on or before that date have been paid, settled or otherwise have expired or been canceled.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Securities Law Compliance  With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

8.5 Section 409A  The Plan is intended to comply with the requirements of Section 409A of the Code so that none of the payments and benefits provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Notwithstanding anything to the contrary in the Plan, including but not limited to Section 7.1 hereunder, the Board reserves the right to amend the Plan and/or the Awards as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A of the Code and to avoid the imposition of any additional tax under Section 409A (provided that no such amendment shall materially reduce the benefits provided hereunder).

8.6 Governing Law  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (but without reference to its conflicts of laws provisions).

8.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated:	January 16, 2009	By	/s/ Charles Broom
Charles Broom
Senior Vice President, Human Resources